UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2006

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2006 the Board of Directors approved an increase in non-employee director compensation. The Board also decided to simplify the compensation package by (i) replacing current Board and committee meeting fees with additional retainer compensation, and (ii) providing the equity component in full-value shares only, rather than a combination of full-value shares and stock options. The compensation package for non-employee directors prior to and after May 10, 2006 is set forth below. An updated summary of the compensation package for the Company’s directors is attached as Exhibit 10.1 and is incorporated herein by reference.

Compensation Prior to May 10, 2006
Board Retainer
Non-employee Directors	$24,000
Non-employee Advisory Directors	$ 3,000
Board Meeting Fees (per meeting)
Non-employee Directors	$ 4,500
Non-employee Advisory Directors	$ 4,500
Committee Meeting Fees (per meeting)	$ 1,200
Committee Chair Retainer
Audit	$ 6,000
Compensation	$ 3,500
N&CG	$ 3,500
Presiding Director Retainer	$ 6,000
Stock Options (face value)	$40,000
Restricted Stock Value	$25,000
Compensation as of May 10, 2006
Board Retainer
Non-employee Directors	$50,000
Non-employee Advisory Directors	$21,000
Committee Retainer (Member / Chair)
Audit	$8,000 /12,000
Compensation	$6,000 /10,000
N&CG	$4,000 / 5,000
Presiding Director Retainer	$12,000
Restricted Stock Value	$50,000

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Description
	10.1	Summary Sheet of Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 16, 2006	By	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Summary Sheet of Director Compensation